Exhibit 10.27

SECOND AMENDMENT TO ADVISORY AGREEMENT
THIS SECOND AMENDMENT TO THE ADVISORY AGREEMENT (this “Amendment”) dated as of June 13, 2017, is among CAREY WATERMARK INVESTORS 2 INCORPORATED, a Maryland corporation ("CWI 2"), CWI 2 OP, LP, a Delaware limited partnership of which CWI 2 is a general partner (the "Operating Partnership"), and CAREY LODGING ADVISORS, LLC, a Delaware limited liability company (the "Advisor").
W I T N E S S E T H:
WHEREAS, CWI 2, the Operating Partnership and the Advisor have entered into that certain Advisory Agreement, dated as of February 9, 2015, and a First Amendment to the Advisory Agreement, dated as of June 30, 2015 (as amended, modified or supplemented, the “Agreement”); and
WHEREAS, CWI 2, the Operating Partnership and the Advisor have agreed to amend the Agreement in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
2.    Authority of Advisor.
a.    Subsection 4(b) is hereby superseded in its entirety by the following:
(b)    The consideration paid for an Investment acquired by CWI 2 shall ordinarily be based on the fair market value thereof. Consistent with the foregoing provision, the Advisor may, without further approval by the Board (except with respect to transactions subject to paragraphs (c) and (d) of this Section 4) invest on behalf of CWI 2 in an Investment so long as, in the Advisor’s good faith judgment, (i) the Total Investment Cost (excluding Acquisition Expenses and Acquisition Fees) of such Investment does not exceed the fair market value thereof, and in the case of an Investment that is a Property, shall in no event exceed the Appraised Value of such Property and (ii) the Investment, in conjunction with CWI 2’s other Investments and proposed Investments, at the time CWI 2 is committed to purchase or originate the Investment, is reasonably expected to fulfill CWI 2’s investment objectives and policies as established by the Board and then in effect. For purposes of the foregoing, the Total Investment Cost shall be measured at the date the Investment is made and shall exclude future commitments to fund improvements. Investments not meeting the foregoing criteria must be approved in advance by the Board.

3.    No Further Modification. Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects.
4.    Representations and Warranties. CWI 2, the Operating Partnership and the Advisor each hereby represent and warrant that it has full right, power and authority to enter into this Amendment and that the person executing this Amendment on behalf of CWI 2, the Operating Partnership and the Advisor, respectively, is duly authorized to do so.
5.    Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.
6.    Governing Law. This Amendment shall be governed by the laws of the State of New York, without giving effect to any principles regarding conflict of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Advisory Agreement as of the day and year first above written.

CAREY WATERMARK INVESTORS 2 INCORPORATED

By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer

CWI 2 OP, LP

By:	CAREY WATERMARK INVESTORS 2
INCORPORATED, its general partner

By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer

CAREY LODGING ADVISORS, LLC

By:	CAREY ASSET MANAGEMENT CORP.,
its sole member

By:	/s/ Susan C. Hyde
	Name:	Susan C. Hyde
	Title:	Managing Director and Corporate Secretary